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                                                                    EXHIBIT 3(b)

                        AMENDED AND RESTATED REGULATIONS
                                       OF
                              RETAIL VENTURES, INC.

                            (Adopted October 8, 2003)

                                    ARTICLE I

                             MEETING OF SHAREHOLDERS

         Section 1.01. Annual Meetings. The annual meeting of the Shareholders of the Corporation shall be held at such time and on such business day as the directors may determine each year. The annual meeting shall be held at the principal office of the Corporation or at such other place within or without the State of Ohio as the directors may determine. The directors shall be elected at such meeting and such other business transacted as may properly be brought before the meeting.

         Section 1.02. Special Meetings. Special meetings of the Shareholders may be held on any date within or without the State of Ohio at such time and place as may be specified in the notice thereof.

         Section 1.03. Calling of Meetings. Meetings of the Shareholders may be called at any time by the Chief Executive Officer or, in the case of the Chief Executive Officer's absence from the United States, death or disability, such other officer, who is also a member of the Board, who is authorized in such circumstances to exercise the authority of the Chief Executive Officer, or by the directors by action at a meeting or a majority of the directors acting without a meeting, or by shareholders holding 50% or more of the voting power of the then-outstanding shares entitled to vote in an election of directors.

         Section 1.04. Notice of Meetings. Written notice of every annual or special meeting of the shareholders stating the time, place and purpose thereof shall be given to each shareholder entitled to notice as provided by law, not less than ten nor more than ninety days before the date of the meeting. Such notice may be given by or at the direction of the Secretary of the Corporation, or by such other officer as is designated by the Board of Directors, by personal delivery or by mail addressed to the shareholder at his or her last address as it appears on the records of the Corporation. Any shareholder may waive in writing notice of any meeting, either before or after the holding of such meeting, and, by attending any meeting without protesting the lack of proper notice, shall be deemed to have waived notice thereof.

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         Section 1.05. Persons Becoming Entitled by Operation of Law or
Transfer. Every person who, by operation of law, transfer or any other means whatsoever, who shall become entitled to any shares, shall be bound by every notice in respect of such shares or shares which previously to the entering of his or her name and address on the records of the Corporation shall have been duly given to the persons from whom he or she derives his or her title to such shares.

         Section 1.06. Quorum and Adjustments. Except as may be otherwise required by law or by the Articles of Incorporation or these Regulations, the holders of a majority of the shares entitled to vote at a meeting, present in person or by proxy, shall constitute a quorum; provided that any annual meeting duly called, whether a quorum is present or otherwise, may, by vote of the holders of the majority of shares represented and entitled to vote thereat, adjourn from time to time, in which case no further notice of any such adjourned meeting need be given.

         Section 1.07. Presiding Officer at Shareholder Meetings. The Chief Executive Officer of the Corporation, or such other member of the Board of Directors as is designated by the Board of Directors, shall preside over meetings of the shareholders. The Secretary of the Corporation shall act as Secretary of the shareholders' meeting and shall record all of the proceedings of such shareholders' meeting; provided that, in the absence of such officer, the presiding officer shall appoint another officer of the Corporation to act as Secretary of the meeting.

         Section 1.08. Voting by Shareholders. At any meeting of the Shareholders, each Shareholder of the Corporation shall, except as otherwise provided by law or by the express terms of such shares, be entitled to one vote either in person or by proxy, for each share of the Corporation registered in his or her name on the books of the Corporation (a) on the date fixed by the Board of Directors as the record date for the determination of Shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale or other disposition of such share(s) or transfer of the same on the books of the Corporation after the date so fixed, or (b) if no such record date shall have been fixed, then as of the day preceding the date of the meeting.

         Section 1.09. Record Dates. The directors may fix a record date for any lawful purpose, including, without limitation, the determination of the shareholders who are entitled to: (a) receive notice of or to vote at a meeting of shareholders; (b) receive payment of any dividend or distribution; (c) receive or exercise rights of purchase of a or subscription for, or exchange or conversion of, shares or other securities, subject to contract rights with respect thereto; or (d) participate in the execution of written consents, waivers, or releases. Such record date shall not be a date earlier than the date on which it is fixed and, in the cases provided for in clauses (a), (b) and (c) above, shall not be more than sixty (60) nor fewer than ten (10) days, unless the Articles of Incorporation specify a shorter or a longer period of such purpose, preceding the date of the meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date fixed for the receipt or the exercise of rights, as the case may be.

         Section 1.10. Proxies. At meetings of the Shareholders, any Shareholder of record entitled to vote thereat or to execute consents, waivers or releases may be represented at such meeting or vote

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thereat, and may execute consents, waivers and releases and exercise any of his or her other rights by proxy or proxies appointed by a instrument in writing signed by such Shareholder, but such instrument shall be filed with the Secretary of the meeting before the person holding such proxy shall be allowed to vote thereunder.

         Section 1.11. Inspectors of Election. In advance of any meeting of Shareholders, the directors may appoint inspections of election to act at such meeting or any adjournment thereof; if inspectors are not so appointed, the officer of the Corporation acting as Chairman of any such meeting may make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment by the directors in advance of such meeting or, if not so filled, at the meeting by the officer of the Corporation acting as Chairman of such meeting. No other person(s) may appoint or require the appointment of the inspectors of election.

                                   ARTICLE II

                                    DIRECTORS

         Section 2.01. Management of the Corporation. Except as otherwise provided by law, the Articles of Incorporation or these Regulations, all authority of the Corporation shall be vested in and exercised by or under the direction of its directors.

         Section 2.02. Number. The number of directors may be determined by the vote of the holders of a majority of the voting power of the shares represented at any annual meeting or special meeting called for the purpose of electing directors or by resolution adopted by affirmative vote of a majority of the directors then in office, provided that the number of directors shall in no event be fewer than five (5) nor more than fifteen (15). When so fixed, such number shall continue to be the authorized number of directors until changed by the shareholders or directors.

         Section 2.03. Nomination. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of shareholders by or at the direction of the directors by any nominating committee or person appointed by the directors or by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.03. Such nominations, other than those made by or at the discretion of the directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event less than 75 days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the close of business on the fifteenth (15th) day following the earlier of the day on which such disclosure was made. Such shareholder's notice shall set forth (a) as to each person who is not

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an incumbent director whom the shareholder proposes to nominate for election as a director, (i) the name, age, business address and residence address of such person; (ii) the principal occupation or employment of such person; (iii) the class and number of shares of the Corporation which are beneficially owned by such person; (iv) any other information relating to such person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the shareholder giving the notice, (i) the name and record address of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder. Such notice shall be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation, if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.03.

         The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the provisions of this Section 2.03; and if he or she should so determine, the defective nomination shall be disregarded.

         Section 2.04. Election and Term of Office of Directors. A director shall hold the office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to his or her prior death, resignation or removal from office. Election of directors shall be by ballot whenever requested by any person entitled to vote at the meeting but unless so requested such election may be conducted in any way approved at such meeting.

         Section 2.05. Vacancies. Whenever any vacancy shall occur among the directors, the remaining directors shall constitute the directors of the Corporation until such vacancy is filled or until the number of directors is changed pursuant to Section 2.02 hereof. Except in cases where a director is removed as provided by law and these Regulations and his or her successor is elected by the shareholders, the remaining directors may, by a vote of the majority of their number, fill any vacancy for the unexpired term. A majority of the directors then in office may also fill any vacancy that results from an increase in the number of directors.

         Section 2.06. Removal.

         (a) The Board of Directors may remove any director if, by order of court, he or she has been found to be of unsound mind or if he or she is adjudicated bankrupt.

         (b) Notwithstanding any other provisions of the Articles of Incorporation or these Regulations, any director or the entire board of directors of the Corporation may be removed from office at any time, with or without cause, but only by the affirmative vote of the holders of at least three-fourths (3/4) of the outstanding shares of the Corporation entitled to vote on the election of directors at a meeting of stockholders called for that purpose, except that if the board of directors, by an affirmative vote of at least three-fourths (3/4) of the entire board of directors, recommends removal of a director to the stockholders, such removal may be effected by the

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affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation entitled to vote on the election of directors at a meeting of stockholders for that purpose. In case of any such removal, a new director may be elected at the same meeting for the unexpired term of each director removed.

         Section 2.07. Quorum and Adjournment. A majority of the directors in office at the time shall constitute a quorum, provided that any meeting duly called, whether a quorum is present or otherwise, may, by vote a majority of the directors present, adjourn from time to time and place to place within or without the State of Ohio, in which case no further notice of the adjourned meeting need be given. At any meeting at which a quorum is present, all questions and business shall be determined by the affirmative vote of not less than a majority of the directors present, except as otherwise provided in the Articles of Incorporation or these Regulations or as otherwise authorized by the Ohio Revised Code.

         Section 2.08. Organization Meeting. Immediately after each annual meeting of the shareholders at which directors are elected, or each special meeting held in lieu thereof, the directors, including those newly elected, if a quorum of all such directors is present, shall hold an organization meeting for the purpose of electing officers and transacting any other business. Notice of such meeting need not be given. If for any reason such organization meeting is not held at such time, any special meeting for such purpose shall be held as soon thereafter as practicable.

         Section 2.09. Meetings. Regular meetings of the directors may be held at such times and places within or without the State of Ohio as may be provided for in the by-laws or resolutions adopted by the directors and upon such notice, if any as shall be so provided for. Meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

         Section 2.10. Special Meetings. Special meetings of the directors may be held at any time within or without the State of Ohio upon call by the Chief Executive Officer or, in the case of the Chief Executive Officer's absence from the United States, death or disability, such other officer, who is also a member of the Board, who is authorized in such circumstances to exercise the authority of the Chief Executive Officer, or by the Board of Directors or any three members thereof. Special meetings of the directors may be held through any communications equipment if all persons participating can hear each other and participation in a meeting pursuant to this provision shall constitute presence at such meeting.

         Section 2.11. Notice of Meetings. Notice of the time and place (if any) of each regular and special meeting of directors for which such notice is required by law, the Articles or the Regulations shall be given to each of the directors by personal delivery, mail, electronic mail, facsimile, cablegram or telegram, personally or by telephone or any other means of communication authorized by the director not less than one day prior to such meeting or such shorter notice as the directors shall deem necessary and warranted under the circumstances. Notice given to any a director by any one of

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the methods specified in the Regulations shall be sufficient, and the method of giving notice to all directors need not be uniform. Any director may waive in writing notice of any meeting, and, the attendance of any director at any meeting of directors without protesting, prior to or at the commencement of the meeting, the lack of proper notice, shall be deemed to be a waiver by such director of notice of such meeting.

         Unless otherwise limited in the notice thereof, any business may be transacted at any organization, regular or special meeting.

         Section 2.12. Compensation. Directors shall receive such compensation and expense reimbursement for attendance at each meeting of the Board of Directors or of any committee thereof as may be determined from time to time by the Board of Directors or a committee thereof. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

         Section 3.01. Executive Committee. The directors, at any time, may elect from their number an Executive Committee which shall consist of three or more directors of the Corporation. Except as its powers, duties, and functions may be limited or prescribed by the directors, during the intervals between the meetings of the directors, the Committee shall possess and may exercise all the powers of the directors; provided that the Committee shall not be empowered to fill vacancies among the directors, the Executive Committee or other Committee of the directors.

         Section 3.02. Other Committees. The directors may elect other committees from among the directors in addition to or in lieu of the Executive Committee and give to them any of the powers which under Section 3.01 could be vested in an Executive Committee.

         Section 3.03. Committee Action, Meetings. The Executive Committee or other committee of the Board of Directors may act by a majority of its members at a meeting or by a writing or writings signed by all of its members. The Executive Committee and any other committee shall keep records of its proceedings. Any act or authorization of any act by the Executive Committee or any other committee within the authority delegated to it shall be effective for all purposes as the act or authorization of the Board of Directors. No notice of a meeting of the Executive Committee or of any other committee of directors shall be required. A meeting of the Executive Committee or of any other committee of directors may be called only by the President or by a member of such Executive Committee or other committee of directors, and may be held through any communications equipment if all persons participating can hear each other. Participation in a meeting by communications equipment shall constitute presence at

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such meeting. An Executive Committee or other committee of directors, once created and appointed, shall continue in office until expressly dissolved, terminated, reorganized or replaced.

                                   ARTICLE IV

                                    OFFICERS

         Section 4.01. Election. The officers of the Corporation shall include a Chairman, a President, a Secretary, a Treasurer and such number of Vice Presidents (which may include one or more Executive Vice Presidents and/or Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, and other officers (including one or more Vice Chairman) as are, in the judgment of the Board, required to transact the business of the Corporation. All officers of the Corporation may be elected and the compensation of all such officers may be fixed by the Board; provided, however, that the Chief Executive Officer of the Corporation may appoint the officers of the Corporation (and any subsidiary of the Corporation) below the level of Executive Vice President and fix their salaries. Any two or more offices may be held by the same person. Any officers may, but no officer except for the Chairman and Vice Chairman must, be chosen from among the Board of Directors. The officers of the Corporation shall have the authority, perform the duties and exercise the powers in the management of the Corporation usually incident to the offices held by them respectively, and/or such other authority, duties and powers as may be assigned to them from time to time by the Board of Directors or the Chief Executive Officer.

         Section 4.02. Term. The officers of the Corporation shall be elected annually at the organization meeting of the Board of Directors and shall hold office until the next organization meeting of the Board of Directors or for such shorter periods as may be designated by the Board of Directors. Any officer may be removed at any time, with or without cause, by the Board of Directors. Any officer who was appointed by the Chief Executive Officer and who is below the level of Executive Vice President may be removed at any time, with or without cause, by the Chief Executive Officer. A vacancy in any office, however created, may be filled by the Board of Directors at any regular or special meeting.

         Section 4.03. Chief Executive Officer. The Chief Executive Officer of the Corporation shall be such officer who from time to time is so designated by the Board of Directors. The Chief Executive Officer shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have full right, authority and power to control the personnel of the Corporation; and except to the extent that the duties of an elected officer are prescribed or otherwise limited by the Board of Directors, by law or by these Regulations, to prescribe the duties of all officers of the Corporation, with such limitations thereon as he or she deems proper. The Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer and such other duties as are assigned to him or her by the Board of Directors.

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         Section 4.04. Chairman, Vice Chairman and President. The Chairman, each
Vice Chairman and the President of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of Chairman, Vice Chairman or President (as the case may be) and/or assigned to him or her from time to time by the Board of Directors or by the Chief Executive Officer.

         Section 4.05. Secretary. The Secretary of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of the Secretary of the Corporation and/or assigned to him or her from time to time by the board of Directors or by the Chief Executive Officer. The Secretary of the Corporation or such officer of the Corporation as is designated by the Chief Executive Officer shall record the proceedings of the meetings of the shareholders and of the directors in a minute book maintained for such purposes.

         Section 4.06. Treasurer. The Treasurer of the Corporation shall have the authority, perform the duties and exercise the powers usually incident to the office of the Treasurer of the Corporation and/or assigned to him or her from time to time by the board of Directors or by the Chief Executive Officer.

                                    ARTICLE V

                                  CAPITAL STOCK

         Section 5.01. Stock Certificates. The shares of the Corporation shall be represented by certificates signed by the Chairman, a Vice Chairman, the President or a Vice President and by a second officer who may be the Treasurer, an Assistant Treasurer, the Secretary, or an Assistant Secretary of the Corporation, certifying the number of shares evidenced thereby. Such certificates may be sealed with the seal of the Corporation or a facsimile thereof. The signatures of the officers of the Corporation upon a certificate may be facsimile, engraved, stamped or printed if the certificate is countersigned by a transfer agent or by a registrar other than the Corporation itself or its employee. In case any officer who has signed or whose facsimile, engraved, stamped or printed signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer at the date of issue. Each certificate shall set forth such information as is required by law.

         Section 5.02. Transfers. The shares of the Corporation shall be transferable in the manner prescribed by the laws of the State of Ohio. Transfers of shares shall be made on the share transfer books of the Corporation only by the person named in the certificate or by attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled when the new certificate shall be issued.

         Section 5.03. Registered Holders. The Corporation shall be entitled to treat and shall be protected in treating the persons in whose name shares or any warrants, rights or options stand

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on the record of shareholders, warrant holders, right holders or option holders, as the case may be, as the owners thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, any such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof.

         Section 5.04. New Certificates. The Corporation may issue a new certificate representing a share or shares of the Corporation in the place of any certificate theretofore issued by it alleged to have been lost, stolen or destroyed, and the Corporation may require the legal owner of the lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation and any transfer agent and/or registrar against any claim that may be made against it or them on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate. A new certificate may be issued without requiring any bond when it is proper to do so.

         Section 5.05. Uncertificated Shares. Anything contained in this Article V to the contrary notwithstanding, the directors may provide by resolution that some or all of any or all classes and series of shares of the Corporation shall be uncertificated shares, provided that such resolution shall not apply to (A) shares of the Corporation represented by a certificate until such certificate is surrendered to the Corporation in accordance with applicable provisions of Ohio law or (B) any certificated security of the Corporation issued in exchange for an uncertificated security in accordance with applicable provisions of Ohio law. The rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical, except as otherwise expressly provided by law.

                                   ARTICLE VI

                          INDEMNIFICATION AND INSURANCE

         Section 6.01. General Indemnification. The Corporation (1) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation, or while a director of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, and (2) may indemnify or agree to indemnify any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an officer, employee or agent of the Corporation, or while an officer, employee or agent of the Corporation is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint

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venture, trust, employee benefit plan or other enterprise, against expenses
(including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

         Section 6.02. Suits By The Corporation. The Corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation. No such indemnification shall be made in respect of (1) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the Corporation unless and only to the extent that the court of common pleas or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper; or (2) any action or suit in which the only liability asserted against a director is pursuant to Section 1701.95 of the Ohio Revised Code.

         Section 6.03. Indemnification for Expenses. To the extent that a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 5.01 and 5.02, including any action or suit brought against a director pursuant to Section 1701.95 of the Ohio Revised Code, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him or her in connection with the action, suit or proceeding.

         Section 6.04. Determination Required. Any indemnification under Sections 6.01 and 6.02 (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that the indemnification of the director, trustee, fiduciary, officer, employee, partner, joint venturer or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 6.01 and
6.02. Such determination shall be made

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(1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not and are not parties to, or threatened with, such action, suit or proceeding; (2) if such a quorum is not obtainable or if a majority of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified within the past five years; (3) by the Shareholders; or (4) by the court of common pleas or the court in which the action, suit or proceeding was brought. Any determination made by the disinterested directors or by independent legal counsel under this Section 6.04 shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the Corporation under Section 6.02, and such person shall have the right, within ten days after receipt of such notification, to petition the court of common pleas or the court in which action or suit was brought to review the reasonableness of such determination.

         Section 6.05. Article Six Not Exclusive. The indemnification authorized by this Article Six shall not be deemed exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under the Articles, common law, the General Corporation Law of the State of Ohio, the Regulations or any agreement, vote of Shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 6.06. Insurance. The Corporation may purchase and maintain insurance or furnish similar protection, including but not limited to trust funds, letters of credit or self-insurance, on behalf of or for any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article Six. Insurance may be purchased from or maintained with a person in which the Corporation has a financial interest.

         Section 6.07. Sections 6.01 and 6.02 Not Exclusive. The authority of the Corporation to indemnify persons pursuant to Sections 6.01 and 6.02 of this Article Six does not limit the payment of expenses as they are incurred, indemnification, insurance or other protection that may be provided pursuant to any other Section of this Article Six. Sections 6.01 and 6.02 of this Article Six do not create any obligation to repay or return payments made by the Corporation under any other Section of this Article Six.

         Section 6.08. Definition of "the Corporation". As used in this Article Six, references to "the Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of

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such a constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, fiduciary, officer, employee, partner, joint venturer or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article Six with respect to the new or surviving corporation as he or she would if he or she had served the new or surviving corporation in the same capacity.

                                   ARTICLE VII

                                  MISCELLANEOUS

         Section 7.01. Provisions in the Articles of Incorporation. These Regulations are at all times subject to the provisions of the Articles of Incorporation of the Corporation as the same may be in effect from time to time.

         Section 7.02. Action by Shareholders or Directors Without a Meeting. Anything contained in the Regulations to the contrary notwithstanding, any action which may be authorized or taken at a meeting of the Shareholders or of the directors or of a committee of the directors, as the case may be, may be authorized or taken without a meeting with the affirmative vote or approval of, and in a writing or writings signed by, all the Shareholders who would be entitled to notice of a meeting of the Shareholders held for such purpose, or all the directors, or all the members of such committee of the directors, respectively, which writings shall be filed with or entered upon the records of the Corporation.

         A telegram, cablegram, electronic mail, or an electronic or other transmission capable of authentication that appears to have been sent by a shareholder, director or committee member that contains an affirmative vote or approval of that person is a signed writing for the purposes of this section. The date on which that telegram, cablegram, electronic mail, or electronic or other transmission is sent is the date on which the writing is signed.

         Section 7.03. Amendments. These Regulations may be altered, changed or amended in any respect or superseded by new Regulations in whole or in part either, (a) by the affirmative vote of the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal, or the affirmative vote of the holders of a majority of the voting power of each class or classes of shares of the Corporation entitled to vote on such proposal as a class, present in person or by proxy, at an annual or special meeting called for such purpose, or (b) without a meeting by the written consent of holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal or by the written consent of the holders of a majority of the voting power of each class or classes of the Corporation entitled to vote on such proposal as a class.

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